Exhibit 99.1

HARPER & JONES, LLC

INDEX TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

INDEPENDENT AUDITORS’ REPORT

The Management and Members

Harper & Jones, LLC

Dallas, Texas

Report on the Financial Statements

We have audited the accompanying balance sheets of Harper & Jones, LLC (the “Company”) as of December 31, 2020 and 2019, and the related statements of operations, members’ deficit, and cash flows, for the years then ended, and the related notes (collectively referred to as the “financial statements”).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harper & Jones, LLC as of December 31, 2020 and 2019, and the results of its operations, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has negative operating cash flows, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ dbbmckennon
Newport Beach, California
April 9, 2021

BALANCE SHEETS

HARPER & JONES, LLC

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$51,315	$18,509
Accounts receivable, net	38,689	31,995
Inventory	73,690	42,643
Other current assets	54,423	129,162
Total current assets	218,117	222,309
Fixed assets, net	138,040	221,686
Intangible assets, net	2,034	2,206
Other assets	4,416	15,004
Total assets	$362,607	$461,205
LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	$187,516	$119,068
Accrued liabilities	31,771	21,297
Other current liabilities	68,335	66,437
Note payable, current portion	60,941	147,562
Related party notes payable, current portion	—	75,000
Deferred rent	19,432	23,161
Deferred revenue	264,802	286,255
Total current liabilities	632,797	738,780
Related party notes payable, net of current portion	635,000	425,000
Notes payable, net of current portion	276,754	49,441
Total liabilities	1,544,551	1,213,221
Commitments and contingencies (Note 8)
Members’ deficit:
Class A members units, $0.00001 par value, 100 authorized; 100 outstanding at both December 31, 2020 and 2019	—	—
Class B members units, $0.00001 par value, 100 authorized; 87 and 100 outstanding at December 31, 2020 and 2019, respectively	—	—
Additional paid-in capital	102,083	112,565
Accumulated deficit	(1,284,027)	(864,581)
Total members’ deficit	(1,181,944)	(752,016)
Total liabilities and members’ deficit	$362,607	$461,205

The accompany notes are an integral part of these financial statements.

HARPER & JONES, LLC

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2020	2019
Revenues	$2,542,721	$3,325,762
Cost of goods sold	897,873	1,202,819
Gross profit	1,644,848	2,122,943
Operating expenses:
General and administrative	1,044,397	717,901
Sales and marketing	1,163,124	1,577,478
Total operating expenses	2,207,521	2,295,379
Loss from operations	(562,673)	(172,436)
Other income (expense):
Interest expense	(92,270)	(53,955)
Gain on forgiveness of debt	225,388	—
Other income	10,109	50,000
Total other income (expense), net	143,227	(3,955)
Provision for income taxes	—	—
Net loss	$(419,446)	$(176,391)

The accompany notes are an integral part of these financial statements.

HARPER & JONES, LLC

STATEMENTS OF MEMBERS’ DEFICIT

	Class A Members’ Units		Class B Members’ Units		Additional Paid-in	Accumulated	Total Members’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances at December 31, 2018	100	$—	100	$—	$112,565	$(688,190)	$(575,625)
Net loss	—	—	—	—	—	(176,391)	(176,391)
Balances at December 31, 2019	100	$—	100	$—	$112,565	$(864,581)	$(752,016)
Contributions	—	—	—	—	771	—	771
Repurchase of members’ units	—	—	(13)	—	(11,253)	—	(11,253)
Net loss	—	—	—	—	—	(419,446)	(419,446)
Balances at December 31, 2020	100	$—	87	$—	$102,083	$(1,284,027)	$(1,181,944)

The accompany notes are an integral part of these financial statements.

HARPER & JONES, LLC

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(419,446)	$(176,391)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	149,568	82,422
Gain on forgiveness of note payable	(225,388)	—
Bad debt expense	42,078	—
Changes in operating assets and liabilities:
Accounts receivable, net	(48,772)	968
Inventory	(31,047)	(17,577)
Deposits	—	(5,438)
Other assets	85,327	(66,659)
Accounts payable	68,448	79,266
Accrued expenses and other current liabilities	12,372	(12,130)
Deferrent rent	(3,729)	12,784
Deferred revenue	(21,453)	124,162
Net cash provided by (used in) operating activities	(392,042)	21,407
Cash flows from investing activities:
Purchases of property and equipment and intangibles	(65,750)	(254,437)
Net cash used in investing activities	(65,750)	(254,437)
Cash flows from financing activities:
Proceeds from related party notes payable	210,000	200,000
Proceeds from notes payable	382,600	200,000
Principal payments on line of credit	—	(160,000)
Proceeds from line of credit	125,000	—
Principal repayments of notes payable	(141,520)	—
Principal payments on related party notes payable	(75,000)	(2,998)
Member contributions	771	—
Repurchase of members’ units	(11,253)	—
Net cash provided by financing activities	490,598	237,002
Net increase in cash and cash equivalents	32,806	3,972
Cash and cash equivalents at beginning of year	18,509	14,537
Cash and cash equivalents at end of year	$51,315	$18,509
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$—
Cash paid for interest	$82,270	$53,955
Non cash investing and financing activities:
Conversion of line of credit to note payable	$125,000	—

The accompany notes are an integral part of these financial statements.

Harper & Jones, LLC

Notes to Financial Statements

NOTE 1 — NATURE OF OPERATIONS

Harper & Jones, LLC (the “Company” or “H&J” or the “LLC”) was formed on April 10, 2017 in the State of Texas. The Company’s headquarters are located in Dallas, Texas.

The Company operates a clothing business of custom men’s garments from casual wear to formal wear; including suits, sport coats, slacks, dress shirts, crew necks, chinos, denim, tuxedos and more. Our team consists of clothiers that grow their own clientele through their network and company leads. We meet our clients at their home, office, or in one of our showrooms with a goal of taking over our clients’ image and wardrobe and making them bench-made garments that align with their unique personality and lifestyle.

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates.

The negative impact the global pandemic has had on the Company in 2020 is significant, given H&J’s revenue is linked to physical showroom locations — all of which were forced to close for a duration of 2020, per local requirements around continued operations for essential vs. non-essential businesses.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of Harper & Jones, LLC are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

Preparation of the financial statements in conformity with U.S. GAAP requires us to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could ultimately differ from these estimates. It is reasonably possible that changes in estimates may occur in the near term.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect our assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 — Unobservable inputs which are supported by little or no market activity.

Harper & Jones, LLC

Notes to Financial Statements

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to us as of December 31, 2020 and 2019. Fair values of the Company’s financial instruments were assumed to approximate carrying values because of the instruments’ short-term nature.

Cash and Cash Equivalents

For purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and are non-interest-bearing. The Company maintains an allowance for doubtful accounts for potential uncollectible receivables. As of December 31, 2020, and 2019, there were no allowances for credit losses.

Inventories

Inventories are valued at the lower of first-in, first-out, cost, or market value, less costs to sell (net realizable value).

Fixed Assets

Fixed assets are stated at cost. The Company’s fixed assets are depreciated using the straight-line method over the estimated useful life of one (1) to seven (7) years. Leasehold improvements are depreciated over the lesser of the term of the respective lease or estimated useful economic life. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Intangible Assets

Intangible assets with finite lives are amortized over their respective estimated lives and reviewed for impairment whenever events or other changes in circumstances indicate that the carrying amount may not be recoverable. The impairment testing compares carrying values to fair values and, when appropriate, the carrying value of these assets is reduced to fair value. Impairment charges, if any, are recorded in the period in which the impairment is determined. No impairment was deemed necessary for the periods presented.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets in accordance with Accounting Standards Codification (“ASC”) 360-10-35, Impairment or Disposal of Long-Lived Assets. Under that directive, long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Such group is tested for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. When such factors and circumstances exist, the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives are compared against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made.

Revenue Recognition

In accordance with ASC Topic 606, Revenue from Contracts with Customers, revenue is recorded is when the customer takes physical possession of the product. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these goods, using the five-step method required by ASC 606. The Company adopted this standard at the beginning of fiscal year 2019, with no material impact to its financial position or results of operations, using the modified retrospective method.

Harper & Jones, LLC

Notes to Financial Statements

Revenue from product sales is recognized in the period during which the product is delivered to the end consumer; any taxes collected on behalf of government authorities are excluded from net revenue.

Advertising

The Company expenses advertising costs as incurred. Advertising costs expensed were $4,124 and $7,435 for the years ended December 31, 2020 and 2019, respectively.

Income Taxes

The Company is a limited liability company. Under these provisions, the Company is not subject to federal corporate income taxes. Instead, the shareholders were liable for individual federal and state income taxes on their respective shares of the Company’s taxable income. The Company paid state Franchise taxes at reduced rates. Tax returns for years on and after 2017 are open to examination by government agencies; however, there are no ongoing examinations.

Concentration of Credit Risk

Cash — The Company maintains its cash with a major financial institution, which it believes to be creditworthy, located in the United States of America. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Suppliers — The Company relies on a small number of vendors for raw materials and tailoring services. Management believes that the loss of one or more of these vendors would have a material impact on the Company’s financial position, results of operations and cash flows.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability, measured on a discounted basis, the balance sheet for all leases with terms greater than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statements of operations. A modified retrospective transition approach is required for capital and operating leases existing at the date of adoption, with certain practical expedients available. The Company is currently in the process of evaluating the potential impact of this new guidance, which is effective for the Company beginning on January 1, 2022, although early adoption is permitted.

NOTE 3 — GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses from operations of $562,673 and $172,437, for the years ended December 31, 2020 and 2019, respectively, and had net cash provided by/ (used in) operating activities of ($392,042) and $21,407 for the years ended December 31, 2020 and 2019, respectively. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

During the next 12 months, the Company intends to fund operations through the sale of products and debt and/or equity financing. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned operations, which could harm its business, financial condition, and operating results. The accompanying financial statements do not include any adjustments that might result from these uncertainties.

Harper & Jones, LLC

Notes to Financial Statements

NOTE 4 — INVENTORIES

The Company had fabric inventories of $73,690 and $42,643 as of December 31, 2020 and 2019, respectively.

NOTE 5 — FIXED ASSETS

Fixed assets are comprised of the following:

	December 31,
	2020	2019
Leasehold improvements and showrooms	$375,677	$309,928
Accumulated amortization	(237,637)	(88,242)
Fixed Assets, net	$138,040	$221,686

Depreciation expense of $149,396 and $82,251 for the years ended December 31, 2020 and 2019, respectively.

NOTE 6 — RELATED-PARTY TRANSACTIONS

In July 2017, the Company issued a promissory note with a principal of $300,000 to a company owned by its majority owner. The note has an interest rate of 12% per annum, and is payable on or before July 10, 2022. Interest is paid quarterly. In October, 2019, the Company borrowed an additional $125,000 pursuant to an addendum to the promissory note. During 2020, the Company borrowed an additional $210,000 pursuant to an addendum. The balance of the note was $635,000, and $425,000, as of December 31, 2020 and 2019, respectively. Accrued interest at December 31, 2020 and 2019 was $19,500 and $10,500, respectively.

In December 2019, the Company issued a promissory note with a principal amount of $75,000 to its majority owner. The note has an interest rate of 8.5% and is payable on or before December 31, 2020. The note was repaid during 2020 and balance of the note was $0 and $75,000 as of December 31, 2020 and 2019 respectively.

NOTE 7 — DEBT

Notes payable

	December 31,
	2020	2019
Note payable to bank, principal due November 27, 2020 bearing interest at 1.75% over prime (4.75% at December 31, 2019)	$—	$123,917
Note payable to bank, principal due December 2025, bearing interest at 5.526%	125,000	—
Note payable to majority owner, principal due on or before December 31, 2020, variable monthly payments, interest at 8.5%	—	75,000
Note payable to a bank, monthly installments of $2,279 through November 26, 2022, bearing interest at 5.85%	55,483	73,086
PPP and EIDL Loans (see below for terms)	157,212	—
Note payable to a company owned by the majority owner of the Company, due on or before July 10, 2022, bearing interest at 12%	635,000	425,000
	$972,695	$697,003

Harper & Jones, LLC

Notes to Financial Statements

The note payable to a majority owner totaling $75,000 was repaid in 2020 with proceeds from additional loans from a related party described in Note 6.

Annual aggregate maturities of notes payable that existed as December 31, 2020 are as follows:

Year Ending December 31,
2021	$60,941
2022	686,007
2023	28,119
2024	29,654
2025	31,171
Thereafter	136,803
972,695
Less: current portion of note payable	(60,941)
Notes payable, long-term	$911,754

Line of Credit

In April 2018, the Company entered into a line of credit (the “line”) with a bank in the amount of $200,000. The line bore interest at 5.85%, matured on April 27, 2019. The line of credit was secured by all tangible and intangible property of the Company. The balance of the line was $160,000 as of December 31, 2018. The line was paid in full in April 2019.

The Company received a new line of credit with similar terms in 2020. The Company drew $125,000 of the line of credit through December 31, 2020. The Company then converted the line of credit to a note for $125,000. The note carries an interest rate of 5.526% and matures in December 2025. The Company is required to make monthly payments of approximately $2,394.

PPP and EIDL Loans

In April 2020, the Company entered into a loan with a lender in an aggregate principal amount of $232,700 pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The PPP Loan is evidenced by a promissory note (“Note”). Subject to the terms of the Note, the PPP Loan bears interest at a fixed rate of one percent (1%) per annum, with the first six months of interest deferred, has an initial term of two years, and is unsecured and guaranteed by the Small Business Administration. The Company may apply to the Lender for forgiveness of the PPP Loan, with the amount which may be forgiven equal to the sum of payroll costs, covered rent, and covered utility payments incurred by the Company during the applicable forgiveness period, calculated in accordance with the terms of the CARES Act. The Note provides for customary events of default including, among other things, cross-defaults on any other loan with the lender. The PPP Loan may be accelerated upon the occurrence.

In December 2020, the Company received notification from the Small Business Association that the majority of the initial PPP loan balance had been forgiven; leaving a loan balance of approximately $7,312 as of December 31, 2020.

The CARES Act additionally extended COVID relief funding for qualified small businesses under the Economic Injury Disaster Loan (EIDL) assistance program. On June 25, 2020 the Company was notified that their EIDL application was approved by the Small Business Association (SBA). Per the terms of the EIDL agreement, the Company received total proceeds of $150,000. The Loan matures in thirty years from the effective date of the Loan and has a fixed interest rate of 3.75% per annum.

NOTE 8 — COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not currently involved with, and does not know of any, pending or threatened litigation against the Company or any of its officers.

Harper & Jones, LLC

Notes to Financial Statements

Leases

The Company leases office and showroom facilities in Dallas and Houston, Texas, and New Orleans, Louisiana. The leases expire at various dates through June 2022 with base rents ranging from $3,400 to $6,500. The following table shows the future annual minimum obligations under lease commitments in effect at December 31, 2020:

2021	$95,617
2022	42,996
$138,613

Rent expense for the years ended December 31, 2020 and 2019 was $159,032 and $165,326, respectively.

NOTE 9 — MEMBERS’ EQUITY / (DEFICIT)

The Company has authorized the issuance of 200 shares of membership units consisting of 100 Class A Common units and 100 of Class B Common Stock with par value of $0.00001, 187 and 200 of which were issued and outstanding as of December 31, 2020, and 2019. Profits are allocated first to Class A members, pro rata until cumulative profits allocated to Class A Members equal the cumulative losses allocated to Class A members from all prior periods, second to Class B Members, pro rata until cumulative profits allocated to Class B Members equal the cumulative losses allocated to Class B members from all prior periods, then the balance, if any, to Class B Members, pro rata. Losses are allocated first to Class B members, pro rata until cumulative losses to Class Be members equal cumulative profits allocated to Class B members for all prior periods, second to Class A members, pro rata.

In 2020, the Company repurchased 13 Class B Member units for $11,253.

The Company’s certificate of formation dictates that the entity has a finite life of 60 years. Accordingly, the LLC will cease to exist in April 2077.

Proposed Sale of Business

On October 14, 2020, the members of Harper & Jones LLC (H&J) agreed to sell their interest to Digital Brands Group, Inc., formerly Denim.LA, Inc. (“Denim.LA”), subject to the successful closing of Denim.LA’s initial public offering, for $9,100,000 of Denim.LA Common Stock, at a price per share equal to the price per share at Denim.LA’s initial public offering (IPO), thus the number of Common Stock shares the members of Harper & Jones receive is dependent on the price per share of Denim.LA’s Common Stock at the time of their IPO.

In addition, Denim.LA will contribute to Harper & Jones LLC a sum of $500,000 in cash to be allocated to H&J’s outstanding debt immediately prior to the closing of the transaction.

The finalization of this sale is dependent on a successful initial public offering by Denim.LA within time periods specified in the agreement. There is no penalty for either party if Denim.LA fails to complete its initial public offering, and in such circumstance the sale will be deemed null and void.

NOTE 10 — SUBSEQUENT EVENTS

In January, 2021 the Company was notified that their 2nd Round PPP Loan application was approved by the Small Business Association. Per the terms of the PPP Loan, the Company received total proceeds of $232,700. The Loan matures in two years from the effective date of the Loan and has a fixed interest rate of 1% per annum.

The Company has evaluated subsequent events that occurred after December 31, 2020 through April 9, 2021, the issuance date of these financial statements.